Exhibit 4.4

FORM OF WARRANT AGREEMENT OF

SENSUS HEALTHCARE, LLC,

DATED AS OF FEBRUARY 1, 2013,

BY AND BETWEEN SENSUS HEALTHCARE, LLC

AND CERTAIN INVESTORS

THE SECURITIES REPRESENTED BY THIS WARRANT, INCLUDING THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED,ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE TRANSFERABILITY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO LIMITED IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S OPERATING AGREEMENT.

WARRANT AGREEMENT

of

SENSUS HEALTHCARE, LLC

Dated as of:	February 1, 2013 (the “Effective Date”)
Expiration Date:	February 1, 2018

WHEREAS, Sensus Healthcare, LLC, a Delaware limited liability company (the “Company”), has entered into an Engagement Letter dated November 8, 2012, and a Placement Agent Agreement, undated, with Neidiger, Tucker, Bruner, Inc., a COLORADO corporation (“NTB”);

WHEREAS, the Company desires to grant NTB or its designees (the “Holder”), the right to purchase Units (as hereinafter defined) in the Company in accordance with the terms and conditions of this Warrant Agreement (the “Agreement or the “Warrant”).

WHEREAS, NTB has named ________________ as one of its designees.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Holder hereby agree as follows:

FOR VALUE RECEIVED, the Company hereby grants to Holder or its permitted assigns, and the Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, units representing limited liability company membership interests in the Company (the “Units”). The number of Units (the “Amount”), that the Holder may purchase from the Company shall be ___ as of the Effective Date, as more fully described herein. The Units do not provide for any distribution preferences or preferred return. The exercise price of the Units shall be $_____________ (the “Exercise Price”), and is payable in cash. The Exercise Price may be adjusted from time to time in accordance with Section 3 hereof, according to the terms, conditions and procedures set forth herein. This Warrant (the “Warrant”) will expire at 5:00 p.m. (Eastern Time), on February _l_, 2018 (the “Expiration Date”), five years after the Effective Date. The Units issued upon exercise of this Warrant, shall sometimes be referred to herein as “Warrant Units”. The Company may at some time reorganize as a C corporation and any references to “Warrant Units” shall refer to shares of the Company’s common stock (“Common Stock”) which are issued in exchange for the Warrant Units. This Warrant is subject to the following terms and conditions:

1.             EXERCISE; PAYMENT; ISSUANCE OF CERTIFICATES

Any purchase of Units by Holder hereunder shall be made pursuant to the following terms and procedures:

1.1           Holder electing to purchase Units must surrender this Warrant and deliver the exercise form attached hereto as Exhibit A (the “Exercise Form”), together with the investment representation letter attached hereto as Exhibit B, each duly completed and executed, to the Company at its principal office (or at such other location as the Company may advise the Holder in writing), along with payment in full of the aggregate Exercise Price (“Purchase Price”) for the full Amount, no later than the Expiration Date hereof. The Holder must also, as a condition to the purchase, execute the Operating Agreement of the Company. The Holder may exercise this Warrant in full or in part at any time prior to the Expiration Date.

1.2           Payment of the Purchase Price may be made, at the discretion of the Holder by (i)(i) cash, (ii) certified check, (iii) wire transfer of funds to the Company, (iv) any combination of the foregoing or (iv) a cashless exercise on or after May _1_, 2013 as follows: the Holder shall be entitled to receive a certificate for the number of Warrant Units equal to the quotient obtained by dividing [(A-B) (X)] by (A),where:

(A) = the ten. (10) day average trading price the Company’s Common Stock on the exchange, inter-dealer communication system or national quotation bureau where the Company’s Common Stock is listed immediately preceding the exercise date of the Warrant. In the event, the Company’s Common Stock is not publicly traded, the cashless exercise will be permissible based on an assumed price equivalent to ____ per Unit.

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Units that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

1.3           If Holder fails to deliver the Exercise Form and the investment representation letter to the Company by the Expiration Date, properly completed and executed, along with payment in full of the Purchase Price for the Units to be purchased thereunder and the executed Operating Agreement, this Warrant shall expire and all rights granted pursuant to this Warrant shall automatically terminate and Holder shall waive its right to purchase any Units hereunder.

1.4           The Company agrees that the Units to be purchased hereunder upon exercise of this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Units as of the close of business on the date on which Holder has delivered to the Company the Exercise Form and the investment representation letter hereunder, properly completed and executed, along with payment in full for the Units purchased thereunder and the executed Operating Agreement of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereto to the purchase the balance of the Warrant Units purchase hereunder.

1.5           The Company may, at its option and sole discretion issue a certificate for the Units purchased hereunder, and deliver such certificate to the Holder hereof.

2.             EXERCISE PRICE; UNITS TO BE FULLY PAID; ISSUANCE OF ADDITIONAL PERCENTAGE INTERESTS

2.1           The Exercise Price for the Units is $___________, subject to adjustment as set forth hereinafter. The Units to be issued by the Company upon exercise hereof shall be ___.

2.2           The Company covenants and agrees that all Units which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any person and free of all taxes, liens and charges with respect to the issue thereof.

2.3           The Warrant provides for the purchase of ____ Units of the Company, as of the Effective Date. The Holder acknowledges and agrees that the issuance by the Company of additional Units or any other types or forms of membership interests in the Company, including the existing preferred membership interest of the Company, after the Effective Date, will reduce the Holder’s proportionate membership interests with respect to the Company.

3.             ADJUSTMENT OF EXERCISE PRICE

3.1           The Exercise Price is subject to adjustment in accordance with this Section 3 and from time to time upon the occurrence of certain events described in this Section 3.

3.2           In the event the Company shall, at any time or from time to time after the Effective Date, issue Units as a dividend to the beneficial holders of Units, or subdivide or combine the outstanding Units into a greater or lesser number (any such issuance, subdivision or combination being herein called a “Capital Change”), then, and thereafter upon each such Capital Change, the Exercise Price in effect immediately prior to such Capital Change shall be changed to a price (including any applicable fraction of a cent) determined by dividing (a) the total number of Units outstanding, on a fully diluted basis, immediately prior to such Capital Change, multiplied by the Exercise Price in effect immediately prior to such Capital Change, by (b) the total number of Units outstanding, on a fully diluted basis, immediately after such Capital Change.

3.3           In the case of any reclassification, capital reorganization or other equivalent change of outstanding Units, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of Units or other securities or property (including cash) received upon such reclassification, capital reorganization or other change, that might have been acquired upon exercise of this Warrant immediately prior to such reclassification , capital, reorganization or other change. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other equivalent changes of outstanding Units.

4.             ISSUE TAX

In the event the Company elects to issue a certificate or certificates for the Units purchased hereunder, such issuance of certificates shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5.             CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of any Warrant or of any Units, or take any action in any manner which interferes with the timely exercise of this Warrant.

6.             NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY

Except as otherwise provided hereunder, until such time as the Holder exercises its right to purchase the Units and complete the purchase of the Units contemplated hereby, nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a member of the Company including, but not limited to, the right to vote, or to consent, or to receive notice as a member of the Company, or any rights to a dividend or distribution. No provisions hereof, in the absence of affirmative action by the Holder to purchase Units, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a member of the Company, whether such liability is asserted by the Company or by its creditors.

7.             REGISTRATION RIGHTS.

Pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Holder, certain registration rights apply to the Warrant Units issuable upon exercise of this Warrant. See the Registration Rights Agreement for a full description of the registration rights applicable to such shares of Common Stock and the limitations on such rights.

8.             MODIFICATION AND WAIVER; NOTICES

This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the Holder’s address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

9.             BINDING EFFECT ON SUCCESSORS

This Warrant shall be binding upon any business entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. This Warrant may not be assigned by Holder without the prior written consent of the Company. If this Warrant is assigned pursuant to the terms hereof, the term “Holder” shall be deemed to refer to the permitted assignee(s).

10.            DESCRIPTIVE HEADINGS AND GOVERNING LAW

The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida, without giving effect to the conflict of laws principles thereof.

11.            LOST WARRANT

The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer thereunto duly authorized as of this 1st day of February 2013.

THE COMPANY:

SENSUS HEALTHCARE, LLC

By:

EXHIBIT A

EXERCISE FORM

____________________, 201___

Sensus Healthcare, LLC

Ladies and Gentlemen:

The undersigned holder (“Holder”) of that certain Warrant (the “Warrant”), issued by Sensus Healthcare, LLC (the “Company”) and dated February 2013, hereby exercises its right to purchase pursuant thereto the number of Units of the Company (“Warrant Interests”) at an exercise price (“Exercise Price”) and aggregate purchase price (the “Purchase Price”) listed immediately below:

Number of Warrant Interests		Exercise Price		Aggregate Purchase Price

______ of Units	$		$

If Cash Exercise

The Holder delivers the Purchase Price herewith in cash, by certified check, or by wire transfer pursuant to Section 1.2(i), (ii), (iii) or (iv) of the Warrant according to the following instructions:

______________________
______________________
______________________
Account No.:
Routing Number:

If Cashless Exercise

The Holder elects to convert the Warrant into ____ Warrant Units pursuant to the cashless exercise provision contained in Section 1.2(iv) of the Warrant. This conversion is exercised with respect to ____ Warrant Units covered by the Warrant.

The Holder also makes the representations set forth on the attached Exhibit B to the Warrant.

Very truly yours,

HOLDER:

NAME:
print name of individual or entity

IF HOLDER IS AN INDIVIDUAL:

By:

signature

IF HOLDER IS AN ENTITY:

Name:
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Title:
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ADDRESS:

STREET: ___________________________
CITY: ___________________________
STATE AND ZIP: ___________________________
FACSIMILE: ___________________________

EXHIBIT B

INVESTMENT REPRESENTATION LETTER

THIS INVESTMENT REPRESENTATION LETTER MUST BE COMPLETED, SIGNED AND RETIJRNED TO SENSUS HEALTHCARE, LLC, ALONG WITH THE ASSOCIATED EXERCISE FORM(S) BEFORE THE MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE OF THE WARRANT WITH AN EFFECTIVE DATE OF FEBRUARY __, 2013 WILL BE ISSUED.

________________, 201__

SENSUS HEALTHCARE, LLC

Ladies and Gentlemen:

Pursuant to the exercise that certain Warrant, with an Effective Date of February 2013 (the “Warrant”), issued by SENSUS HEALTHCARE, LLC (the “Company”), the undersigned holder of the Warrant (“Purchaser”) intends to purchase Units representing limited liability company membership interests in the Company. The Units will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “33 Act”), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

1.          Purchaser is acquiring the Units for its own account, for investment purposes only, without the intent toward the further sale or distribution thereof, and Purchaser shall not make any sale, transfer or other disposition of the Units in violation of the 33 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any other applicable securities law.

2.          Purchaser has been advised that the Units have not been registered under the 33 Act or any state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser’s representations set forth in this letter.

3.          Purchaser has been informed that under the 33 Act, the Units must be held indefinitely unless subsequently registered under the 33 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Units.

Very truly yours,

PURCHASER:

NAME:
print name of individual or entity

IF PURCHASER IS AN INDIVIDUAL:

By:
signature

IF PURCHASER IS AN ENTITY:

Name:
print name of person signing for entity

Title:
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